Exhibit 1

                                  TRIDAN CORP.

                                 CODE OF ETHICS

      A copy of this code of ethics is incorporated by reference to Exhibit 1 to the registrant's Form N-CSR dated August 30, 2004, for its fiscal year ended April 30, 2003, filed electronically with the Securities and Exchange Commission.